UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 18, 2014

URBAN OUTFITTERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	000-22754	23-2003332
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 South Broad Street, Philadelphia, PA	19112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 454-5500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2014, the Board of Directors (the “Board”) of Urban Outfitters, Inc. (the “Company”) increased the size of the Board from seven to eight members and, upon the recommendation of the Nominating Committee, elected Elizabeth Ann Lambert to serve as a new director. Ms. Lambert will immediately begin serving as a director for a term that expires at the 2015 Annual Meeting of Shareholders of the Company. The Board determined that Ms. Lambert is an independent director under the listing standards of the NASDAQ Global Select Market. Ms. Lambert has not been named to any committee of the Board. Ms. Lambert is currently a principal and manager of Bunkhouse Group, LLC, a design-centric hospitality company. The Board concluded that Ms. Lambert’s understanding of the Company’s customers and her customer service experience made her an excellent director candidate.

In connection with her election and service to the Board, Ms. Lambert will receive the same compensation from and after December 18, 2014 as all other non-employee directors of the Company, as disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 1, 2014.

Item 8.01.	Other Events.

On December 18, 2014, the Board determined that it was in the best interest of the Company and its shareholders to designate an independent director to serve in a lead capacity, and adopted a charter setting forth the duties and responsibilities of such Lead Director. The Board also established an Innovation Committee to assist the Board in its oversight on matters regarding innovation and disruptive technologies and adopted a charter setting forth the responsibilities, powers and authorities of such committee. The Board is expected to elect a Lead Director and appoint members to the Innovation Committee immediately following the 2015 Annual Meeting of Shareholders of the Company.

The Board also adopted amendments to the charters for the Audit Committee, Compensation Committee and Nominating Committee. The amended charters were adopted as part of the annual review of the Company’s charters, and were updated to, among other things, change the Compensation Committee’s name to the “Compensation and Leadership Development Committee”, change the Nominating Committee’s name to the “Nominating and Governance Committee” and to update and clarify the responsibilities of the committees.

The charters for the Lead Director and for the Innovation Committee, as well as the amendments to the Audit Committee, Compensation Committee and Nominating Committee charters will all take effect as of the date of the 2015 Annual Meeting of Shareholders of the Company. Copies of each of the charters will be made available on the Company’s corporate website, www.urbanoutfittersinc.com, when they become effective.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN OUTFITTERS, INC.

Date: December 22, 2014	By:	/s/ Francis J. Conforti
Francis J. Conforti
Chief Financial Officer